UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 13, 2005
LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
6455 Nancy Ridge Drive
San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 452-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 3.1
Exhibit 4.1
Exhibit 10.1
Exhbit 99.1
Exhibit 99.2
Exhibit 99.3

Item 1.01 Entry into a Definitive Material Agreement.
Introduction
     On December 14, 2005, La Jolla Pharmaceutical Company (the “Company”) completed the sale of 88 million shares of common stock of the Company and 22 million warrants to purchase common stock (the “Warrants”) in a privately negotiated transaction to selected institutional and other accredited investors (the “Purchasers”) for gross proceeds to the Company of approximately $66 million (the “Transaction”). The Transaction was completed pursuant to a Securities Purchase Agreement, dated October 6, 2005 (the “Purchase Agreement”). The Company’s stockholders approved the Transaction and other related proposals at a special stockholder meeting held on December 12, 2005 (the “Special Meeting”). The press releases announcing stockholder approval of the Transaction and the closing of the Transaction are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.
     The shares of common stock issued pursuant to the Purchase Agreement and any shares of common stock issued pursuant to the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to register the shares of common stock issued pursuant to the Purchase Agreement and the shares of common stock to be issued under the Warrants for resale pursuant to a Registration Rights Agreement, dated October 6, 2005. The Warrants are immediately exercisable, have an exercise price of $1.00 per share and will remain exercisable for five years.
     The foregoing is a summary of the terms of the Transaction and the agreements entered into connection therewith and is qualified in its entirety by reference to the Registration Rights Agreement and the Purchase Agreement, including the form of Warrant which is attached as an exhibit thereto, attached as Exhibit 4.1 and Exhibit 10.1, respectively, to the Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 7, 2005 and incorporated herein by reference.
Amendment to Rights Plan
     The board of directors of the Company has approved an amendment (the “Amendment”) to the Rights Agreement, dated as of December 3, 1998, as amended on July 21, 2000 (the “Rights Plan”), between the Company and American Stock Transfer & Trust Company. The Amendment became effective on December 14, 2005 concurrent with the closing of the Transaction. Under the Rights Plan, each share of Common Stock has associated with it one common stock purchase right (a “Right”).
     A detailed description of the material terms of the Rights Plan, as amended, and the Rights is included in Item 1 of Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form 8-A filed with the SEC on December 16, 2005.
     The Amendment amends the definition of “Acquiring Person” to allow Essex Woodlands Health Ventures Fund VI, L.P. (“Essex”) to invest up to a level of just under 29% of the beneficial ownership of the Company and to permit Frazier Healthcare V, LP (“Frazier”) to invest up to a level of just under 19% beneficial ownership of the Company without triggering the Rights Agreement. Both Essex and Frazier were Purchasers in the Transaction. All other terms of the original Rights Plan remain unchanged.
     A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights Plan and the Amendment is qualified in its entirety by reference to those documents.
Amendments to the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan
     At the Special Meeting, the Company’s stockholders approved amendments to the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan (the “Plan”). The amendments increased the number of shares available for the issuance under the Plan by 16,000,000, increased the number of shares that may be issued under the Plan to any eligible person in any calendar year by 6,000,000, and eliminated the current minimum restriction period requirements with respect to restricted stock.
     The Plan, as amended, is filed as Exhibit 10.1 to this report and the above summary is qualified in its entirety by reference to the complete text of the Plan.
Item 3.02 Unregistered Sales of Equity Securities.
     The information required by this Item 3.02 is set forth in Item 1.01, which is incorporated herein by reference.
     The Transaction was conducted in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and in compliance Rule 506 of Regulation D promulgated thereunder. The shares of common stock and Warrants were issued to “accredited investors” within the meaning of Rule 501 of Regulation D of the Securities Act.
Item 3.03 Material Modification to Rights of Security Holders.
     The information required by this Item 3.03 is included in Item 1.01, which is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The Purchase Agreement provides that, following the closing of the Transaction, the Company will have a nine-member board of directors, which will include two members designated by Essex, one member designated by Frazier and one member designated jointly by Essex and Frazier. In connection with the closing of the Transaction, effective December 14, 2005, the Company increased the authorized number of directors from five to nine, resulting in four vacancies. Martin Sutter, Frank E. Young, M.D., Ph.D., James N. Topper, M.D., Ph.D., and Nader J. Naini were appointed to fill the vacancies on the board of directors.
     Mr. Naini was appointed to serve as a Class 1 director, Dr. Young was appointed to serve as a Class 2 director, and Mr. Sutter and Dr. Topper were appointed to serve as Class 3 directors. In addition, Mr. Sutter and Dr. Topper were appointed to serve on the Compensation Committee of the board of directors and Dr. Young and Mr. Naini were appointed to serve on the Corporate Governance and Nominating Committee of the board of directors.
     The following is a summary of certain biographical information of each of Mr. Sutter, Dr. Young, Dr. Topper and Mr. Naini:
     Martin Sutter, age 50, is one of the two founding managing directors of Essex Woodlands Health Ventures. Educated in chemical engineering and finance, he has more than 25 years of management experience in operations, marketing, finance and venture capital. He began his career in management consulting with Peat Marwick, Mitchell & Co. in 1977 and moved to Mitchell Energy & Development Corp. (“MEDC”), now Devon Energy Corporation, a public company traded on the New York Stock Exchange, where he held management positions overseeing various operating units. In 1984, he founded and managed The Woodlands Venture Capital Company, a wholly-owned subsidiary of MEDC, and The Woodlands Venture Partners, an independent venture capital partnership formed in 1988. During his tenure with both organizations, he founded a number of successful healthcare companies originating from various institutions of the Texas Medical Center. In 1994, Mr. Sutter merged his venture practice with Essex Venture Partners to form Essex Woodlands. Essex Woodlands manages six venture capital limited partnerships with capital in excess of $1 billion. He currently serves on the board of directors of LifeCell Corporation, a public company traded on Nasdaq, MicroMed Cardiovascular, Inc., a company traded on the over-the-counter bulletin board, and the following private companies: BioForm Medical, Inc., Confluent Surgical, Inc., Elusys Therapeutics, Inc., and Rinat Neuroscience Corporation. Mr. Sutter holds a Bachelor of Science from Louisiana State University and a Masters in Business Administration from the University of Houston.
     Frank E. Young, M.D., Ph.D., age 74, is a former commissioner of the FDA and has had over a 40-year career in medicine, academia and government. After numerous academic appointments, Dr. Young served as Chairman of the Department of Microbiology and Professor of Microbiology, Pathology, Radiation Biology and Biophysics at the University of Rochester, New York. Subsequently, he became Dean of the School of Medicine and Dentistry, Director of the Medical Center and Vice President for Health Affairs at the University of Rochester. Dr. Young joined the Department of Health and Human Services as Assistant Surgeon General in 1984. Under Presidents Ronald Reagan and George H.W. Bush, Dr. Young served as commissioner of the FDA, Deputy Assistant Secretary and Director of the Office of Emergency Preparedness, and Director of the National Disaster Medical System. Dr. Young attended Union College, and holds a Doctor of Medicine from the University of New York, where he graduated cum laude, and a Ph.D. from Case Western Reserve University.
     James N. Topper, M.D., Ph.D., age 43, is a general partner with Frazier Healthcare Ventures, having joined the firm in August 2003. Prior to joining Frazier Healthcare, he served as head of the cardiovascular research and development division of Millennium Pharmaceuticals and ran Millennium San Francisco (formerly COR Therapeutics). Prior to the merger of COR and Millennium in 2002, Dr. Topper served as the Vice President of Biology at COR and was responsible for managing all of its research activities beginning in 1999. Prior to joining COR, he served on the faculties of Harvard Medical School in 1997 and subsequently became an Assistant Professor of Medicine (cardiovascular) at Stanford University in July 1998. He continues to hold an appointment as a Clinical Assistant Professor of Medicine at Stanford

University and as a Cardiology Consultant to the Palo Alto Veterans Administration Hospital. Dr. Topper currently serves on the boards of Amicus Therapeutics, Inc., Arête Therapeutics, Inc., MacuSight, Inc. and Zelos Therapeutics, Inc., all of which are privately held companies. Dr. Topper holds a Doctor of Medicine and a Ph.D. in Biophysics from Stanford University School of Medicine.
     Nader J. Naini, age 39, has been a general partner with Frazier Healthcare Ventures since 1995, having joined the firm in 1992. Prior to joining Frazier Healthcare, Mr. Naini was with Goldman, Sachs & Co. Mr. Naini serves as the chairman of the board of Aspen Education Group and serves on the boards of CompHealth Group, Inc., Elder Health, Inc., Priority Air Express, ppoNEXT, and ZONARE Medical Systems, Inc., all of which are privately held companies. Mr. Naini holds a Masters in Business Administration from New York University and a Bachelor of Arts in molecular biology from the University of Pennsylvania.
     Prior to the closing of the Transaction, none of the above designees was a director of, or held any position with, the Company. None of the designees or any of their respective affiliates: (i) has a familial relationship with any directors or executive officers of the Company; or (ii) was involved in any transaction, or is involved in any proposed transaction, with the Company or any of its directors, officers, or affiliates which are required to be disclosed pursuant to the rules and regulations of the SEC.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At the Special Meeting, the Company’s stockholders also approved an amendment to the Company’s Certificate of Incorporation (the “Amendment”) that increased the number of authorized shares of common stock of the Company from 175,000,000 to 225,000,000. The Amendment was filed with the Secretary of State of the State of Delaware on December 13, 2005.
     The text of the Amendment is filed as Exhibit 3.1 and the above summary is qualified in its entirety by reference to the complete text of the Amendment.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of La Jolla Pharmaceutical Company, effective December 13, 2005

4.1	Amendment No. 2, effective as of December 14, 2005, to Rights Agreement dated December 3, 1998, as amended, by and between La Jolla Pharmaceutical Company and American Stock Transfer & Trust Company, including the Summary of

Exhibit No.	Description
Rights to be distributed to stockholders

10.1	La Jolla Pharmaceutical Company 2004 Equity Incentive Plan, as amended

99.1	Press Release, dated December 12, 2005

99.2	Press Release, dated December 14, 2005

99.3	Form of letter to be sent to stockholders announcing the amendment of the Rights Agreement and transmitting the Summary of Rights

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 16, 2005

LA JOLLA PHARMACEUTICAL COMPANY

By:	/s/ Steven B. Engle

Steven B. Engle
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of La Jolla Pharmaceutical Company, effective December 13, 2005

4.1	Amendment No. 2, effective as of December 14, 2005, to Rights Agreement dated December 3, 1998, as amended, by and between La Jolla Pharmaceutical Company and American Stock Transfer & Trust Company, including the Summary of Rights to be distributed to stockholders

10.1	La Jolla Pharmaceutical Company 2004 Equity Incentive Plan, as amended

99.1	Press Release, dated December 12, 2005

99.2	Press Release, dated December 14, 2005

99.3	Form of letter to be sent to stockholders announcing the amendment of the Rights Agreement and transmitting the Summary of Rights